UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 30, 2014

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

6100 Uptown Blvd NE, Suite 600
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into Material Definitive Agreements;

The Registrant entered into an amended and restated Agency Agreement with Euro Pacific Capital, Inc. (“Euro Pacific”) pursuant to which Euro Pacific agreed to act as placement agent for the Registrant. In this regard, Euro Pacific committed to act as the Registrant’s agent and use its “best-efforts” to complete the proposed private placement of 8% Subordinated Secured Redeemable GLD Share Delivery Notes and a Detachable Common Stock Purchase Warrant in the aggregate principal amount between $20 million to $22 million.

The foregoing description of the Agency Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agency Agreement, included as Exhibit 2.1 to this Report.

Item 8.01.	Other Events

To comply with its Canadian securities law obligations, on July 28, 2014, the Registrant announced updated resource estimate for the Summit and that Mine Moose Mountain Technical Services, independent mining consulting firm, has recently completed an updated Mineral Resource estimate for Company's Summit mine in accordance with the Canadian Institute of Mining and Metallurgy ("CIM") Standards and was prepared in accordance with Canadian National Instrument 43-101.

The related press release dated July 28, 2014 is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description
2.1	Amended Agency Agreement, dated as of July 28, 2014, by and among Santa Fe Gold Corporation and with Euro Pacific Capital, Inc.
99.1	Press Release dated July 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: July 30, 2014	/s/ Catalin Chiloflischi
Catalin Chiloflischi
Chief Executive Officer